Exhibit 10.5

Execution Copy

FLORIDA COMMUNITY BANK, NATIONAL ASSOCIATION.

First Amendment to Amended and Restated Employment Agreement

This First Amendment (this “Amendment”), dated as of January 25, 2013, to the Amended and Restated Employment Agreement, made as of January 10, 2011 (the “Employment Agreement”), between the Florida Community Bank, National Association (formerly known as Premier American Bank, National Association) (the “Company”) and Kent Ellert (“Executive”).

WHEREAS, the Company and Executive now wish to amend the Employment Agreement in accordance with the provisions of Section 7(m) of the Employment Agreement.

NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as set forth herein.

1.

Section 1 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“1.     Term of Employment. The term of employment under this Agreement shall commence as of February 11, 2010 and, subject to earlier termination provided in Section 4 hereof, shall end on January 31, 2016 (the “Term”). For purposes of clarity, if Executive’s employment continues after the expiration of the Term, his employment shall be at-will.”

2.

The second sentence of Section 2(a) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Executive shall serve as President and Chief Executive Officer of the Company and shall report to the Board of Directors of the Company.”

3.

The dollar amount of “$450,000” in the first sentence of Section 3(a) of the Employment Agreement is hereby deleted and replaced with the dollar amount of $400,000.

4.

Clause (A) of Section 4(g)(ii) of the Employment Agreement is hereby deleted and replaced with the following:

“(A) Executive ceases to be President and Chief Executive Officer of the Company or a failure to appoint him to, or any removal of him from, the Board of Directors of the Company or Holdings;”

5.

Clause (i) of Section 7(q) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“(i) in the case of the Company, to Florida Community Bank, National Association, 2500 Weston Road, Weston, Florida 33331, Attn: Vincent Tese, Chairman of the Board;”

6.

Except as specifically modified herein, the Employment Agreement shall remain in full force and effect in accordance with all of the terms and conditions thereof.

7.

This Amendment may be executed in any number of counterparts, each of which shall for all purposes be deemed an original, and all of which together shall constitute but one and the same instrument. Signatures delivered by facsimile shall be effective for all purposes.

8.

The parties hereto acknowledge that the provisions of this Amendment are subject to the approval of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed effective as of the date first written above.

FLORIDA COMMUNITY BANK, NATIONAL ASSOCATION

By:	/s/ Vincent Tese
Name:	Vincent Tese
Title:	Executive Chairman and Director of the Company

KENT ELLERT

/s/ Kent Ellert